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                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 28 to the Registration Statement (the "Registration Statement") of MFS(R) Series Trust VIII (the "Trust") (File Nos. 33-37972 and 811-5262), of my opinion dated March 20, 2006, appearing in Post-Effective Amendment No. 27 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on March 20, 2006.

                                                  /s/ CHRISTOPHER R. BOHANE
                                                  -----------------------------
                                                  Christopher R. Bohane
                                                  Assistant Clerk and Assistant
                                                  Secretary

Boston, Massachusetts
December 26, 2006